As filed with the Securities and Exchange Commission on February 9, 2001
                                                   REGISTRATION NO. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                                FEDEX CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                                  4513                          62-1721435
(State or Other Jurisdiction of        (Primary Standard Industrial           (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)         Identification Number)

                           942 SOUTH SHADY GROVE ROAD
                            MEMPHIS, TENNESSEE 38120
                                 (901) 818-7200
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                         ------------------------------
                              KENNETH R. MASTERSON
                                FEDEX CORPORATION
                           942 SOUTH SHADY GROVE ROAD
                            MEMPHIS, TENNESSEE 38120
                                 (901) 818-7200
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                         ------------------------------
                                   COPIES TO:
                DENNIS S. HERSCH, ESQ.       JEFFREY J. GEARHART, ESQ.
                DAVIS POLK & WARDWELL        KUTAK ROCK LLP
                450 LEXINGTON AVENUE         425 WEST CAPITOL AVENUE, SUITE 1100
                NEW YORK, NEW YORK 10017     LITTLE ROCK, ARKANSAS 72201
                (212) 450-4000               (501) 975-3000
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement and the effective time of the merger of American Freightways Corporation with and into FDX, Inc., a wholly-owned subsidiary of the Registrant, as described in the Amended and Restated Agreement and Plan of Merger dated as of November 12, 2000 and amended and restated as of January 5, 2001.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-51782

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM   PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF             AMOUNT TO BE       OFFERING PRICE        AGGREGATE          AMOUNT OF
     SECURITIES TO BE REGISTERED          REGISTERED(1)        PER SHARE(2)     OFFERING PRICE(3)   REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10 per share      635,038             $ 43.41           $27,567,108         $6,892
----------------------------------------------------------------------------------------------------------------------

(1) Based on the estimated number of shares of FedEx common stock issuable in connection with the merger, calculated as the product of (i) 16,790,880 shares of American Freightways common stock estimated to be outstanding on the merger date and not owned by FedEx or FDX, Inc. and (ii) an exchange ratio of 0.6639. In connection with the filing of the Registration Statement on Form S-4 (Registration No. 333-51782), 10,512,427 shares of FedEx common stock were previously registered with the Securities and Exchange Commission and a fee of $130,575 was paid.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act, based on the average of the high and low sales prices of American Freightways common stock reported on the Nasdaq National Market on February 7, 2001 ($28.82), at the exchange ratio of 0.6639.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act, based on the estimated number of additional shares of American Freightways common stock to be acquired in the merger multiplied by the average of the high and low sales prices of American Freightways common stock reported on the Nasdaq National Market on February 7, 2001 ($28.82).

--------------------------------------------------------------------------------

                           INCORPORATION BY REFERENCE

     The contents of the earlier Registration Statement on Form S-4, as amended (Registration No. 333-51782), are hereby incorporated by reference

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on February 9, 2001.


                              FEDEX CORPORATION


                              By:    /s/ James S. Hudson
                                 -----------------------------------------------
                                 James S. Hudson
                                 Corporate Vice President -
                                 Strategic Financial Planning and Control



         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.


SIGNATURE                                                     CAPACITY                            DATE
               *                                 Chairman of the Board, President            February 9, 2001
----------------------------------------         and Chief Executive Officer and
Frederick W. Smith                               Director (PRINCIPAL EXECUTIVE OFFICER)


               *                                 Executive Vice President and                February 9, 2001
----------------------------------------         Chief Financial Officer
Alan B. Graf, Jr.                                (PRINCIPAL FINANCIAL OFFICER)


/s/ James S. Hudson                              Corporate Vice President -                  February 9, 2001
----------------------------------------         Strategic Financial Planning
James S. Hudson                                  and Control (PRINCIPAL ACCOUNTING OFFICER)


               *                                 Director                                    February 9, 2001
----------------------------------------
James L. Barksdale

               *                                 Director                                    February 9, 2001
----------------------------------------
Robert L. Cox

               *                                 Director                                    February 9, 2001
----------------------------------------
Ralph D. DeNunzio

               *                                 Director                                    February 9, 2001
----------------------------------------
Judith L. Estrin

               *                                 Director                                    February 9, 2001
----------------------------------------
Philip Greer

               *                                 Director                                    February 9, 2001
----------------------------------------
J.R. Hyde, III

               *                                 Director                                    February 9, 2001
----------------------------------------
Shirley Ann Jackson


                                       3





               *                                 Director                                    February 9, 2001
----------------------------------------
George J. Mitchell

               *                                 Director                                    February 9, 2001
----------------------------------------
Joshua I. Smith

                *                                Director                                    February 9, 2001
--------------------------------------------
Paul S. Walsh

               *                                 Director                                    February 9, 2001
----------------------------------------
Peter S. Willmott



*By: /s/ James S. Hudson
    ------------------------------------
         James S. Hudson
         Attorney-in-Fact


                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION

   5.1          Opinion of Kenneth R. Masterson, Executive Vice President, General Counsel and Secretary of FedEx
                Corporation, regarding the validity of the securities being registered.

   15.1         Letter of Arthur Andersen LLP regarding unaudited interim financial information of FedEx
                Corporation.

   23.1         Consent of Arthur Andersen LLP with respect to FedEx Corporation's financial statements.

   23.2         Consent of Ernst & Young LLP with respect to American Freightways Corporation's financial statements.

   23.3         Consent of Kenneth R. Masterson (included in the opinion filed as Exhibit 5.1).



                                      E-1